Form N-SAR, Item 77
                            for ING VP Bond Portfolio
                               (the "Registrant")

                                                   ----------------------------
                                                   If filing more than one Page
                                                   32, "X" box:
                                                   ----------------------------
For period ending: 06/30/03
File number:       811-2361

77.   A.    Is the Registrant filing any of the following attachments with the current filing of Form N-SAR? (ANSWER FOR ALL SERIES AS A GROUP)
            ________________________________________________________________   Y

NOTE If answer is "Y" (Yes), mark those items below being filed as an attachment
to this form or incorporate by reference.                         ______________
                                                                        Y/N

B.    Accountant's report on internal control                   ____________   N
C.    Matters submitted to a vote of security holders           ____________   N
D.    Policies with respect to security investments             ____________   N
E.    Legal proceedings                                         ____________   N
F.    Changes in security for debt                              ____________   N
G.    Defaults and arrears on senior securities                 ____________   N
H.    Changes in control of Registrant                          ____________   N
I.    Terms of new or amended securities                        ____________   Y
J.    Revaluation of assets or restatement of capital share     ____________   N
      account
K.    Changes in Registrant's certifying account                ____________   N
L.    Changes in accounting principles and practices            ____________   N
M.    Mergers                                                   ____________   N
N.    Actions required to be reported pursuant to Rule 2a-7     ____________   N
O.    Transactions effected pursuant to Rule 10f-3              ____________   N
P. Information required to be filed pursuant to existing ____________ N exemptive orders

                            Form N-SAR, Item 77
                         for ING VP Bond Portfolio
                            (the "Registrant")

                                                    ----------------------------
                                                    If filing more than one Page
                                                    33, "X" box:
                                                    ----------------------------

For period ending: 06/30/03
File number:       811-2361

Q.    1.    Exhibits _________________________________________________         N
      2.    Any information called for by instructions to sub-item 77Q2        N
            _____________________________________________
      3.    Any information called for by instructions to sub-item 77Q3        N

o     #77I - Terms of New or Amended Securities

1. At the June 25, 2003 Board Meeting, the Board of Trustees of VP Bond Portfolio ratified that on December 12, 2001 the Trustees voted to adopt a Multi-Class Plan with respect to the ING VP Bond Portfolio (the "Fund"). The Trustees also voted to reclassify and designate all issued and outstanding Shares of the Fund as Class R Shares and to establish an additional Class of Shares to be designated as Class S Shares. The Trustees acknowledged, ratified and confirmed that the reclassification and designation of the issued and outstanding Shares of the Fund as Class R Shares, and the establishment of an additional Class of Shares designated as Class S Shares had been effective as of May 1, 2002. The issuance of all Class S and Class R Shares representing interests in the Fund on or after May 1, 2002 were ratified and approved.